Exhibit e(2)

Modified Single Purchase Payment Deferred
Variable Annuity Application
Lincoln Life & Annuity Company of New York (Company)
Syracuse, New York Servicing Office: PO Box 2348, Fort Wayne, IN 46801-2348 Overnight Address: 1301 S Harrison St., Fort Wayne, IN 46802-3425 Service Center: 877-534-4636 Sales Desk: 877-533-0265
Applicants signing in New York must use this form.
Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.
ALL “REQUIRED” SECTIONS MUST BE COMPLETED.
Product Options: □ Lincoln ChoicePlusSM Fusion

Type of Contract Being Applied For - Required
□ Non-Qualified (Do NOT select Plan Type) □ Tax-Qualified (MUST select Plan Type, below)
Plan Type (Check One): □ Roth IRA □ Traditional IRA □ SEP IRA □ Other

Contract Owner (Owner)1 - Required
Name/Trust2:    Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):  Email Address:  Date of Trust:  Trustee Name(s):   Is Trust Revocable: □ Yes □ No

Joint Contract Owner (Joint Owner)1, if any – Non-Qualified Contract Only
Name:   Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):  Email Address:  Relationship to Owner: □ Spouse
□ Non-Spouse
Annuitant1 – If no Annuitant is specified, the Owner, or Joint Owner (if younger), will be the Annuitant.
Same as: □ Owner  □ Joint Owner  □ Other - Complete information: Relationship to Owner:  Name:   Date of Birth:  SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:    Mobile Telephone:  City, State & Zip Code:    Citizen of (Country):  Email Address:
Contingent Annuitant1, if any (not available on qualified or non-natural owner, except for Charitable Remainder Trust) Same as: □ Owner □ Joint Owner □ Other - Complete information: Relationship to Owner:  Name:  Date of Birth:
SSN/TIN:   □ Male □ Female  Home Telephone:  Physical Address:   Mobile Telephone:  City, State & Zip Code:   Citizen of (Country):

1 Minimum and maximum age restrictions apply for all Owners and Annuitants.
2 Additional documentation required. Please Complete and Return the Certification of Trustee Powers Form (AN07086).

Beneficiary(ies) – Required Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%. Additional beneficiaries can be listed below in Additional Remarks.
1.	% Primary Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
2.	% Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
□ Primary  □ Contingent
3.	% Name: Date of Birth: Relationship to Owner: □ Male □ Female SSN/TIN: Email Address: Telephone: Physical Address:
□ Primary  □ Contingent

Replacement Information – Required (All information needs to be completed.)
□ Yes □ No Do you own any existing annuities or life insurance?
□ Yes □ No Do you intend to replace or change any existing annuity contract or life insurance policy?
(Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
	$		□ Annuity □ Life
	$		□ Annuity □ Life
	$		□ Annuity □ Life

Initial Deposit – Minimum: $10,000
Please Indicate: □ New Deposit $
□ 1035 Exchange (Non-Qualified) $
□ Transfer (Qualified) $
□ Rollover (Qualified) $
Total Expected Amount: $
How many separate deposits/transfers are expected? - If this field is not complete, your request will not be processed.
□ 1 □ 2 □ 3 □ 4 □ 5 □ Other:
Source of Funds:  □ For Non-Qualified (i.e. Brokerage Account, Inheritance, etc.):
Please check if applicable. □ Deceased Contract (Beneficiary IRA, Deceased IRA, Extended Payout, etc. Please complete form AN07361.)
Note: For more than one deposit/transfer: The Contract will issue with the first deposit/transfer received. If 90 calendar days after your application is received and not all expected amount is received, no additional deposits/transfers will be allowed in the Contract.
Any deposits/transfers not listed here will not be allowed to be added after the Contract is issued.

Dollar Cost Averaging (DCA) – Program Minimum: $1,500. (Indicate the amount of the initial deposit to be allocated to the DCA holding account; NOT the monthly amount. If the holding account is a variable fund only the deposit allocated to DCA will transfer as part of the DCA program. Investment gain, if any, will not transfer.)
Total Amount to DCA: □ 100% (default) OR  % OR $
If duration or holding account is chosen below, DCA will default to 100% of initial deposit unless otherwise indicated above.
Duration of DCA: □ 3 Months
□ 6 Months
□ 12 Months
Note: The 3 month option may not always be available. If not available and is selected, the duration will default to the next shortest duration available.

Select One: □ LVIP Government Money Market Fund
Note: The DCA holding account and the DCA funds elected cannot be the same. If no holding account is selected, the entire amount will be allocated to the LVIP Government Money Market Fund.

Death Benefits
Select One: □ Guarantee of Principal Death Benefit (default)
□ Enhanced Guaranteed Minimum Death Benefit (Annual Step-Up)
□ No Guaranteed Death Benefit (i.e. Account Value on the date a death claim is received in good order.)

ANF12662NY-CPF 2/25

Fund Allocations
Select funds in A. Section A allows you to select individual funds to build a portfolio with no restrictions.

A. Choose one or more of the following options to total 100%

Asset Allocation/Balanced – Traditional
% Fidelity® VIP Balanced Portfolio

% First Trust/Dow Jones Dividend & Income Allocation Portfolio

% Franklin Allocation VIP Fund

% Franklin Income VIP Fund

% LVIP American Century Balanced Fund

% LVIP BlackRock Global Allocation Fund

% LVIP SSGA Conservative Index Allocation Fund

% LVIP SSGA Moderate Index Allocation Fund

% LVIP SSGA Moderately Aggressive Index Allocation Fund

% LVIP Structured Conservative Allocation Fund

% LVIP Structured Moderate Allocation Fund

% LVIP Structured Moderately Aggressive Allocation Fund

% MFS® VIT Total Return Series

ESG/Socially Conscious
% AB VPS Sustainable Global Thematic Portfolio

% LVIP Macquarie Social Awareness Fund

U.S. Large Cap
% American Funds Growth Fund

% American Funds Growth-Income Fund

% Fidelity® VIP Contrafund® Portfolio

% Fidelity® VIP Growth Portfolio

% First Trust Capital Strength Portfolio

% First Trust Growth Strength Portfolio

% Franklin Mutual Shares VIP Fund

% Goldman Sachs VIT Large Cap Value Fund

% LVIP AllianceBernstein Large Cap Growth Fund

% LVIP American Century Disciplined Core Value Fund

% LVIP American Century Ultra Fund

% LVIP American Century Value Fund

% LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund

% LVIP JP Morgan U.S. Equity Fund

% LVIP Macquarie U.S. Growth Fund

% LVIP Macquarie Value Fund

% LVIP MFS Value Fund

% LVIP SSGA S&P 500 Index Fund

% MFS® VIT Growth Series

% Putnam VT Large Cap Value Fund

U.S. Mid Cap
% AB VPS Discovery Value Portfolio

% ClearBridge Variable Mid Cap Portfolio

% Fidelity® VIP Mid Cap Portfolio

% LVIP American Century Capital Appreciation Fund

% LVIP American Century Mid Cap Value Fund

% LVIP Baron Growth Opportunities Fund

% LVIP JPMorgan Mid Cap Value Fund

% LVIP Macquarie Mid Cap Value Fund

% LVIP Macquarie SMID Cap Core Fund

% LVIP T. Rowe Price Structured Mid-Cap Growth Fund

% LVIP Wellington SMID Cap Value Fund

U.S. Small Cap
% LVIP Channing Small Cap Value Fund

% LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund

% LVIP JPMorgan Small Cap Core Fund

% LVIP SSGA Small-Cap Index Fund

% Macquarie VIP Small Cap Value Series

Diversified Equity
% LVIP Vanguard Domestic Equity ETF Fund

Diversified International Equity
% LVIP Vanguard International Equity ETF Fund

International/Global
% American Funds Global Growth Fund

% American Funds Global Small Capitalization Fund

% American Funds International Fund

% First Trust International Developed Capital Strength Portfolio

% Invesco V.I. EQV International Equity Fund

% LVIP American Century International Fund

% LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund

% LVIP Franklin Templeton Multi-Factor International Equity Fund

% LVIP JPMorgan High Yield Fund

% LVIP MFS International Growth Fund

% LVIP Mondrian International Value Fund

% LVIP SSGA Emerging Markets Equity Index Fund

% LVIP SSGA International Index Fund

% Macquarie VIP Emerging Markets Series

Fixed Income
% LVIP American Century Inflation Protection Fund

% LVIP BlackRock Inflation Protected Bond Fund

% LVIP JP Morgan High Yield Fund

% LVIP Macquarie Bond Fund

% LVIP Macquarie Diversified Floating Rate Fund

% LVIP Macquarie Diversified Income Fund

% LVIP Macquarie High Yield Fund

% LVIP Macquarie Limited-Term Diversified Income Fund

% LVIP Mondrian Global Income Fund

% LVIP PIMCO Low Duration Bond Fund

% LVIP SSGA Bond Index Fund

% LVIP SSGA Short-Term Bond Index Fund

% LVIP Vanguard Bond Allocation Fund

Alternative Asset Strategies/Sector Specific
% DWS Alternative Asset Allocation VIP Portfolio

% LVIP BlackRock Real Estate Fund

% LVIP Macquarie U.S. REIT Fund

% MFS® VIT Utilities Series

Money Market
% LVIP Government Money Market Fund

ANF12662NY-CPF
Additional fund selections on next page
2/25

Asset Allocation – Volatility/Risk Management
 % LVIP Global Aggressive Growth Allocation Managed Risk Fund
 % LVIP Global Conservative Allocation Managed Risk Fund
 % LVIP Global Growth Allocation Managed Risk Fund
 % LVIP Global Moderate Allocation Managed Risk Fund
 % LVIP SSGA Global Tactical Allocation Managed Volatility Fund
 % LVIP U.S. Growth Allocation Managed Risk Fund
U.S. Large Cap – Volatility/Risk Management
 % LVIP BlackRock Dividend Value Managed Volatility Fund
 % LVIP Blended Large Cap Growth Managed Volatility Fund
 % LVIP Dimensional U.S. Equity Managed Volatility Fund
U.S. Mid & Small Cap – Volatility/Risk Management
 % LVIP Blended Mid Cap Managed Volatility Fund
 % LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund
Global/International – Volatility/Risk Management
 % LVIP Dimensional International Equity Managed Volatility Fund
 % LVIP Franklin Templeton Global Equity Managed Volatility Fund
 % LVIP SSGA International Managed Volatility Fund

Portfolio Rebalancing
Confirmation of the Rebalancing transfers will appear on a quarterly statement and not on an individual contract confirmation statement.
If DCA and Portfolio Rebalancing are both requested, Portfolio Rebalancing will begin at the end of the DCA program. Future allocations and DCA or Portfolio Rebalancing must use the same variable fund allocations.
□ By checking this box, I choose the Portfolio Rebalancing program. (The minimum that can be transferred is $50.)
More than one fund must be selected (totaling 100%). Transfers will occur on the first day through the 28th day of the month. If no start date is indicated or an incorrect start date is chosen, the start date will be the 15th of the month.
Start Date: // 20
Frequency:
□ Monthly
□ Quarterly (default)
□ Semi-Annually
□ Annually

Additional Remarks

Declarations and Signatures – Required The Owner(s) understands and agrees that:
1.	The information contained in this application is true, complete, and correct to the best of his or her knowledge and belief.
2.	The statements made shall form the exclusive basis of any annuity issued.
3.	Checks must be made payable to Lincoln Life & Annuity Company of New York, not to the Financial Professional/Agent. The cancelled check is the receipt.
4.	Only a Company officer can make, modify, discharge, or waive any of the Company’s rights and only in writing.
5.
Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or

(b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.
6.	Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity.
7.	Any annuity issued upon this application shall be considered a contract of the state in which the contract is delivered and terms shall be construed in accordance with the laws of the state.
8.	The annuity will become effective on the date of issue. In the event that the initial purchase payment for this application is not acceptable, the Company liability will be limited to a return of any payment made.
9.
The Company reserves the right to limit total Purchase Payments for all the Company variable annuity contracts, including variable annuity contracts with an affiliated company, for which the Owner, Joint Owner or Annuitant is a measuring life.

10.	There are charges and fees associated with the annuity contract and there may be additional charges for optional benefits provided through riders, endorsements or amendments.
11.	Surrender charges may apply to withdrawals, surrender of the annuity contract or an exchange for another annuity contract prior to the expiration of any surrender charge period.
12.	The fund allocations chosen will be applicable on the contract effective date.
13.	I/We understand the calculation of the death benefit.

I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed to a dollar amount.

Contract Owner Signature Signed in (City and State) Date

Joint Contract Owner, if any, Signature Signed in (City and State) Date

Annuitant Signature (if other than Owner) Date

Contingent Annuitant, if any, Signature Date

Financial Professional/Agent Signature – Required (All information needs to be completed.)
□ Yes □ No Does the applicant have any existing annuity contracts or life insurance policies?
□ Yes □ No Will the proposed contract replace or change any existing annuity or life insurance?
(Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.)
The Financial Professional/Agent hereby certifies he/she witnessed the signature(s) in the Declarations and Signatures section and that all information contained in this application is true to the best of his/her knowledge and belief. The Financial Professional/ Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery.
I have provided the owner/applicant/joint applicant with all disclosures that I am required to provide under any applicable rule, laws or regulation regarding the sale of this product.

Servicing Financial Professional/Agent Signature